UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2025

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3642 E. US Highway 70

Claremont, North Carolina 28610

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 459-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 16, 2025, CommScope Holding Company, Inc., a Delaware corporation (the “Company”), issued a press release announcing that at a special meeting of stockholders of the Company held on October 16, 2025, its stockholders approved the proposal (the “CCS Sale Proposal”) to adopt the Purchase Agreement, dated as of August 3, 2025, by and between Amphenol Corporation and the Company, and approve the transactions contemplated thereby, including the sale of the Company’s Connectivity and Cable Solutions segment to Amphenol Corporation (the “CCS Sale Transaction”). The stockholders of the Company also approved the proposal to approve, on an advisory, non-binding basis, certain compensation that has, will or may be paid or become payable to the Company’s named executive officers in connection with the CCS Sale Transaction (the “Advisory Compensation Proposal”). The stockholders of the Company also voted to approve the proposal to adjourn or postpone the special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the CCS Sale Proposal (the “Adjournment Proposal”). However, given the outcome of the vote on the CCS Sale Proposal, it was not necessary to adjourn or postpone the special meeting to a later date.

The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class (with the holders of Series A Convertible Preferred Stock voting on an as-converted basis as described in the Proxy Statement), voted on the three proposals at the special meeting. The final voting results for each proposal are set forth below:

		Votes For	Votes Against	Abstentions	Broker Non-Votes
(1)	Approval of the CCS Sale Proposal	187,133,839	56,279	298,695	-

		Votes For	Votes Against	Abstentions	Broker Non-Votes
(2)	Approval of the Advisory Compensation Proposal	176,597,498	8,384,588	2,506,727	-

		Votes For	Votes Against	Abstentions	Broker Non-Votes
(3)	Approval of the Adjournment Proposal	180,676,340	6,402,066	410,407	-

A copy of the press release issued by the Company regarding the results of the stockholder vote at the special meeting of stockholders of the Company is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) EXHIBITS

99.1 Press Release of CommScope Holding Company, Inc. dated October 16, 2025.

104 Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.
Date: October 16, 2025
	By:	/s/ Krista R. Bowen
	Name:	Krista R. Bowen
	Title:	Senior Vice President, Chief Legal Officer and Secretary